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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        The Board of Directors Deckers Outdoor Corporation:

        We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-113237 and 333-120717) and Form S-8 (Nos. 333-139874, 333-82538, and 333-47097) of Deckers Outdoor Corporation (the Company) of our reports dated March 1, 2011, with respect to the consolidated balance sheets of Deckers Outdoor Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Deckers Outdoor Corporation.

                      /s/ KPMG LLP

Los Angeles, California
March 1, 2011

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm